Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Xeris Pharmaceuticals, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Chicago, Illinois
March 9, 2021